UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2005

G REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-50261 (Commission File Number)	52-2362509 (IRS Employer Identification No.)

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices) (Zip Code)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2005, GREIT-525 and 600 B Street, LP, a wholly-owned subsidiary of G REIT, Inc., entered into a binding Agreement for Purchase and Sale of Real Property and Escrow Instructions (the “Agreement”) for the sale of the 525 B Street property located in San Diego, California to Hines-Sumisei US Core Office Properties, LP, an unaffiliated third party. Pursuant to the terms of the Agreement, the purchase price for the property is $116,800,000 and the closing date for the sale will be no later than July 29, 2005. The transaction is subject to the normal conditions for closing.

A copy of the Agreement is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

No. 99.1	Agreement for Purchase and Sale of Real Property and Escrow Instructions between GREIT-525 B Street, LP and Hines-Sumisei US Core Office Properties, LP.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, INC.
Date: June 29, 2005	By:	/s/ Anthony W. Thompson
Anthony W. Thompson
Chief Executive Officer and President